Exhibit 3.4
DEAN HELLER
Secretary of State
2067 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
FILED # C19663-04
     AUG 06 2004

Articles of Merger
(Pursuant to NRS 92A.200)

1.	Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2 x 11 blank sheet containing the required information for each additional entity.

Candeub, Fleissig & Associates, Inc. Name of merging entity

Delaware	Corporation
Jurisdiction	Entity Type
And

Espre Solutions, Inc. Name of merging entity

Nevada	Corporation
Jurisdiction	Entity Type
2.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger- NRS 92A.190):

CSC Services of Nevada, Inc.
502 E. John Street, Room E
Carson City, Nevada 89706

3.	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 98A.200).

4.	Owner’s approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity).

(b) The plan was approved by the required consent o the owners of: Candeub, Flesissig & Associates, Inc. Name of merging entity, if applicable

And Espre Solutions, Inc. Name of surviving entity, if applicable

5.	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200):

6.	Location of Plan of Merger:

☐	(a)	The entire plan of merger is attached;
Or
☒	(b)	The entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address if a limited partnership, or other places of business of the surviving entity (NRS 92A.200).
7.	Effective date (optional):

8.	Signatures — Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

Candeub, Fleissig & Associates, Inc.
Name of merging entity
/s/ Michael Bokzam Signature	President Title	07/29/04 Date

Espre Solutions, Inc.
Name of surviving entity
/s/ Peter Ianace Signature	President Title	07/29/04 Date